Exhibit 10.36

Tenth Amendment
to
Loan and security agreement
This Tenth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 14, 2020, by and between SILICON VALLEY BANK (“Bank”) and PIXELWORKS, INC., an Oregon corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as the same may be amended, modified, supplemented and/or restated from time to time, including without limitation, by that certain Amendment No. 1 to Loan and Security Agreement dated as of December 14, 2012, that certain Amendment No. 2 Amendment to Loan and Security Agreement dated as of December 4, 2013, that certain Amendment No. 3 to Loan and Security Agreement dated as of December 18, 2015, that certain Amendment No. 4 to Loan and Security Agreement dated as of December 15, 2016, that certain Amendment No. 5 to Loan and Security Agreement dated as of July 21, 2017, that certain Amendment No. 6 to Loan and Security Agreement dated as of December 21, 2017, that certain Seventh Amendment to Loan and Security Agreement dated as of December 18, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of December 18, 2019, collectively, and that certain Ninth Amendment to Loan and Security Agreement dated as of April 17, 2020, the “Loan Agreement”). Capitalized terms used, but not defined herein, shall bear the meanings ascribed to such terms in the Loan Agreement.
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to extend the Revolving Line Maturity Date (as defined in the Loan Agreement), as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendment to Loan Agreement.
2.1     Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety as follows:
“Revolving Line Maturity Date” is March 26, 2021.
    3.    Limitation of Amendment.
        3.1    This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
        3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
    4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
        4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
        4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
        4.3    The organizational documents of Borrower delivered to Bank on or prior to the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
        4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
        4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
        4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
        4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
    5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
    6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
    7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Alexander Primak Name: Alex Primak Title: Vice President	BORROWER PIXELWORKS, INC. By: /s/ Elias Nader Name: Elias Nader Title: VP & CFO